Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of La Rosa Holdings Corp. and Subsidiaries of our reports dated April 24, 2023, relating to the financial statements Horeb Kissimmee, LLC and La Rosa Realty Lake Nona, Inc., which appear in the Registration Statement on Form S-1. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

October 20, 2023